ACUERDO DE TÉRMINOS Y CONDICIONES DE EMPLEO PARA EL PUESTO DE DIRECTOR DE LA UNIDAD DE ACTIVOS IRREGULARES

El presente acuerdo de empleo para el puesto de Director de la Unidad de Activos Irregulares es efectivo el 1 de julio de 2003. Las partes que suscriben el presente Acuerdo o Contrato son Banco Santander Puerto Rico, (en adelante el "Banco" o "Santander") y el Sr. Bartolomé Vélez (en adelante el "Director").

1. **<u>Términos y condiciones</u>**

El Director dedicará todo su esfuerzo y el tiempo necesario para conseguir los objetivos establecidos por el Banco y desempeñará los deberes indicados por su supervisor inmediato. Estos deberes pueden variar siempre y cuando el supervisor así lo disponga y conforme a las necesidades operacionales y de negocio del Banco. Los objetivos y metas del puesto que ocupará se establecerán con su supervisor inmediato durante las primeras semanas de empleo. El Director deberá cumplir con estas metas y objetivos o de lo contrario estará sujeto a disciplina progresiva relacionado con la eficiencia y/o desempeño de sus tareas.

El Director se compromete a cumplir cabalmente con la normativa, procedimientos y políticas del Banco.

El Banco ha confiado en la veracidad de la información y datos suministrados por el Director en la solicitud de empleo y otros formularios de ingreso y éste podrá ser despedido en cualquier momento de constatarse que ha omitido y/o suministrado información incompleta y/o falsa en los formularios.

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El Banco se reserva el derecho de modificar las funciones, condiciones y términos de empleo aquí expresados, conforme surjan las necesidades de la institución. Dichos cambios serán notificados por escrito al Director, para que éste pueda cumplir con los nuevos requerimientos.

2. Compensación y Beneficios

Efectivo a la fecha de este contrato el Banco compensará al Director con un salario bruto anual de $250,000.00 y otras condiciones expresadas en la carta de oferta (anejo). Como bono de contratación se le otorgará la cantidad de $50,000.00. El Director devolverá el 100% del bono de contratación en el caso de terminar la relación de empleo de forma voluntaria durante el primer año de servicio. En el caso de terminar la relación de empleo de forma voluntaria durante el segundo año de servicio el Director devolverá el 50% de dicho bono. Disfrutará del Bono de Navidad al cumplir con los parámetros de ley y que la Junta de Directores lo autorice anualmente. También participará del Programa de Compensación Variable, establecido para el puesto, siempre y cuando cumpla con todos los objetivos y metas establecidas y sea un empleado activo al momento de la otorgación . Para el año 2003 se garantiza un bono mínimo por productividad de $50,000.00.

Además de los salarios y compensación antes mencionados, el Director será elegible a los beneficios siguientes: Plan médico (cuya aportación dependerá de la cubierta seleccionada), seguro de vida, plan de retiro, plan 401K u otros aplicables a todos los empleados regulares del Banco, sujeto a las políticas de cada uno.

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Los pagos mencionados en el inciso de Compensación, Salarios y Beneficios estarán sujetos a las deducciones legales pertinentes bajo los estatutos federales y locales aplicables.

3. Secretos de Negocio

Durante el transcurso de su empleo el Director tendrá acceso a documentos confidenciales, información de listados de clientes, prospectos clientes, estrategias de mercadeo, y otro tipo de política y material que constituye para el Banco información relacionada y para el negocio, la cual para todos los efectos constituye información confidencial. La información confidencial del Banco es propiedad de la Institución. El Director no puede divulgar directa o indirectamente dicha información, excepto que la necesidad del negocio así lo requiera y para esto deberá ser autorizado por el supervisor inmediato.

Si renuncia o termina la relación de empleo requerimos de usted una absoluta protección de la información confidencial y privilegiada del negocio, incluyendo abstenerse a divulgar o utilizar la misma para beneficio propio, su nuevo patrono o terceras personas. Esta información incluye, pero sin limitarse, a secretos de negocio, información propiedad del Banco, afiliadas y subsidiarias, asuntos confidenciales, metodología operacional, listas de clientes o de clientes potenciales, relaciones de negocio, productos bancarios, estrategias, tácticas, planes de negocio, base de datos, desarrollo de programas de computadoras, información financiera, estados de situación, balances de cuentas, márgenes de ganancias,

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tenencia de acciones, estudios economicos, estudios de mercado, estrategias de mercadeo y otros de similar naturaleza.
          Si el Director viola alguna de las disposiciones antes mencionada, de no divulgacion 0 utilizacion de informacion confidencial, el Banco tendra el derecho a solicitar un "injunction" 0 entredicho (permanente 0 preliminar) para que el Director cese y desista de la practica. y se abstenga de incurrir en la conducta antes
                                                   .~
mencionada. Los remedios de los que dispondra el Banco en esta situacion, podran incluir desde violacion de contrato, asi como resarcimiento en darios u otros.
4. Terminacion
        Estara sujeto alas disposiciones locales y federales que regulan la terminacion de un empleado en Puerto Rico. EI Banco decidira el proveer una compensacion economica par cesantia como ayuda especial para su reincorporacion al mercado de empleo.
                                  "1-
         Conforme alas disposiciones de la Ley Num. 80 de 30 de mayo de 1976, segun el mismo.
       EI Banco podra rescindir este contrato sin que medie justa causa estableciendo , la cantidad de $250,000.00 como indemnizacion compensatoria liberando asi al Banco de cualquier tipo de reclamacion 0 causa de accion.